SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2004

Arbor EnTech Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-30432	22-2335094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Route 349, RD 1, Box 1076, Little Marsh, PA	16931
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 376-2217

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On April 30, 2004, we paid a cash dividend of $.15 per share to all shareholders of record of our Common Stock as of March 22, 2004.  This dividend was declared by our Board of Directors on March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbor EnTech Corporation

Date: May 17, 2004	By: s/Mark Shefts, Secretary